From the desk of Allen R. Hartman

November 2014

HARTMAN XX

                                            NEWSLETTER                                                       3rd  Quarter 2014

Dear Shareholders:

The numbers are in for the third quarter of 2014, and Hartman Short Term Income Properties XX, Inc. (the “Company”) continues to perform strong. The fund generated revenue totaling approximately $3.6 million and funds from operations (“FFO”) of approximately $1.0 million. The FFO Yield1 equates to 4.9% year to date.  The chart below illustrates the individual property and fund performance:

2014 FFO YIELDS
Income Properties

	July	August	September
Richardson Heights	8.6%	8.2%	12.7%
Cooper Street Plaza	13.8%	28.2%	21.6%
Bent Tree Green	10.4%	10.5%	8.3%
Parkway Plaza	-0.7%	0.4%	-0.2%
Gulf Plaza	6.4%	7.8%	6.3%
Mitchelldale Bus. Park	9.3%	11.2%	14.1%

Hartman XX Fund Yield	3.4%	5.4%	5.9%

On July 2, 2014, the Company executed a Purchase and Sales agreement for a two-building Class B office property situated in the heart of San Antonio’s thriving North Central office submarket. The 180,000+ square foot property is located just minutes from San Antonio International Airport. The property is 93% occupied and has a heavy concentration of oil and gas tenants. Based on the existing CMBS loan to be assumed and the in-place income, we project a 13% initial FFO Yield. The property is expected to close this December.

Based on our budget and leasing activity, we expect to increase our fund FFO Yield to 7.9% by

1FFO Yield: Funds from operation yield – Net Operating Income less interest expense divided by current equity investment in property (or fund).

Hartman Short Term Income Properties XX, Inc.

2909 Hillcroft, Suite 420, Houston, Texas 77057

FOR CURRENT INVESTOR USE ONLY

the end of 2014. Below is a twenty-seven month graphical representation of the fund’s six properties. The graph shows FFO Yield, NOI Yield, and occupancy for 2014. As you can see the fund FFO is projected to achieve a 7.9% yield by the end of the year, when including anticipated new acquisitions and signed leases.

The shareholder meeting called for Tuesday, October 21, 2014 did not achieve a quorum.  The meeting was adjourned until Friday, October 31, at which time it was determined that a quorum by proxy was not present.  The current board of directors, being Allen Hartman, Jack Tompkins and Rick Ruskey, shall continue to serve as the board of directors until the next meeting of shareholders.  The accounting firm of Weaver and Tidwell, L.L.P will be engaged to audit the Company’s financial statements for the year ending December 31, 2014.

We appreciate your confidence and want you to know that we will always put you the investor first. We are working hard to meet and exceed our leasing goals and budget in 2014.

Yours truly,

Al Hartman

CEO

Hartman Short Term Income Properties XX, Inc.

Hartman Short Term Income Properties XX, Inc.

2909 Hillcroft, Suite 420, Houston, Texas 77057

FOR CURRENT INVESTOR USE ONLY

Forward-Looking Statements: This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Hartman Short Term Income Properties XX, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This current investor newsletter release shall not constitute an offer to sell or the solicitation of an offer to buy securities.  Securities of the Company are offered through D.H. Hill Securities, LLLP, Member FINRA/SIPC, 7821 FM 1960, Humble, Texas – (832) 644-1852.

Notice to Investors: This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus.  Neither the Securities and Exchange Commission nor any other state or federal regulator has passed on or endorsed the merits of any investment in the Company or confirmed the adequacy or accuracy of its prospectus.  Any information to the contrary is unlawful.  All information contained in this current investor newsletter is qualified in its entirety by the terms of the Company’s current prospectus.  The achievement of any goals is not guaranteed.

Notice to New York Investors: This current investor newsletter is not an offering. No offering is made except by a prospectus filed with the Department of Law of the State of New York. The Attorney General of the State of New York has not passed on or endorsed the merits of any offering.

Hartman Short Term Income Properties XX, Inc.

2909 Hillcroft, Suite 420, Houston, Texas 77057

FOR CURRENT INVESTOR USE ONLY